Exhibit 10.1

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

2013 EMPLOYEE STOCK PURCHASE PLAN

Adopted by the Board of Directors on November 21, 2013

1.	Purpose.

(a) The purpose of this 2013 Employee Stock Purchase Plan (the "Plan") is to provide a means by which employees of China Advanced Construction Materials Group, Inc., a Nevada corporation (the "Company"), and its Affiliates, as defined in Section 1(b), which are designated as provided in Section 2(b), who are not U.S. Persons, may be given an opportunity to purchase stock of the Company.

(b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company. The word "U.S. Persons" as used in the Plan means any natural person resident in the United States.

(c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

2.	Administration.

(a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a Committee, as provided in Section 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)	To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

(ii)	To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

(iii)

To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv)	To amend, suspend or terminate the Plan as provided in Sections 12 and 14.

(v)	Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates.

(c) The Board may delegate administration of the Plan to a Committee (the "Committee") composed solely of two (2) or more Non-Employee Directors (as defined in Rule 16b-3 under the Securities Exchange Act of 1934). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Any later references to “the Board” in this document are deemed to include the Committee.

(d) Any interpretation of the Plan by the Board of any decision made by it under the Plan shall be final and binding on all persons.

3.	Shares Subject to the Plan.

(a) Subject to the provisions of Section 11 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate Two Hundred and Eighty Thousand (280,000) of the Company’s common stock, par value $0.001 per share (the "Common Stock") plus an annual increase to be added on July 1 of each year, commencing in 2014 and ending on (and including) July 1, 2023, in an amount equal to one percent of the Company's outstanding shares of Common Stock on each such date (rounded to the nearest whole share and calculated on a fully diluted basis, that is assuming the exercise of all outstanding stock options and warrants to purchase common stock). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

(b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.	Grant of Rights; Offering.

(a) The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed 5 years beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b) If an employee has more than one (1) right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder, a right with a lower exercise price (or an earlier-granted right if two (2) rights have identical exercise prices), shall be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right if two (2) rights have identical exercise prices) shall be exercised.

5.	Eligibility.

(a) Rights may be granted only to employees of the Company, who are not U.S. Persons or, as the Board or the Committee may designate as provided in Section 2(b), to employees of any Affiliate of the Company, who are not U.S. Persons. Except as provided in Section 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require.

(b) The Board or the Committee may provide that each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

(i)	the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right;

(ii)	the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii)

the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

(c) Officers, who are not U.S. Persons of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan.

6.	Rights; Purchase Price.

(a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase certain number of shares of Common Stock of the Company equal to (a) the number of shares purchasable with a percentage designated by the Board or the Committee not exceeding fifty percent (50%) of such employee's Earnings (as defined in Section 7(a)) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering; and (b) such additional number of shares as such employee may notify the Company that he or she wishes to purchase. Each eligible employee may elect to contribute cash to participate in such Offering in addition to or in lieu of payroll deduction. The Board or the Committee shall establish one (1) or more dates during an Offering (the "Purchase Date(s)") on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

(b) In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one (1) Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

(c) The purchase price of the stock acquired pursuant to rights granted under the Plan shall not be less than the fair market value of the stock on the Purchase Date.

7.	Participation; Withdrawal; Termination.

(a) An eligible employee may become a participant in the Plan pursuant to an Offering by delivering an enrollment agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee's Earnings during the Offering. An eligible employee, in addition to or in lieu of the payroll deduction, may elect to participate the Offering by contributing cash on the Purchase Date. "Earnings" is defined as an employee's regular salary or wages (including amounts thereof elected to be deferred by the employee, that would otherwise have been paid, under any arrangement established by the Company), and also, if determined by the Board or the Committee and set forth in the terms of the Offering, may include any or all of the following: (i) overtime pay, (ii) commissions, (iii) bonuses, incentive pay, profit sharing and other remuneration paid directly to the employee, and/or (iv) other items of remuneration not specifically excluded pursuant to the Plan. Earnings shall not include the cost of employee benefits paid for by the Company or an Affiliate, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company or an Affiliate under any employee benefit plan, and similar items of compensation, as determined by the Board or the Committee. Notwithstanding the foregoing, the Board or Committee may modify the definition of "Earnings" with respect to one or more Offerings as the Board or Committee determines appropriate. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering.

(b) At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant's interest in that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new enrollment agreement in order to participate in subsequent Offerings under the Plan.

(c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee's employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

(d) Rights granted under the Plan shall not be transferable by a participant other than by will or the laws of descent and distribution, or by a beneficiary designation as provided in Section 13, and during a participant's lifetime, shall be exercisable only by such participant.

8.	Exercise.

(a) On each Purchase Date specified in the relevant Offering, each participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) shall be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in Section 7(b), or is no longer eligible to be granted rights under the Plan, as provided in Section 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest.

(b) No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act") or there is an available exemption for the exercise of the purchase right and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that (i) there is an available exemption for the exercise of the purchase right, and/or (ii) the Purchase Date shall not be delayed more than 5 years from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9.	Use of Proceeds from Stock.

Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

10.	Rights as a Stockholder.

A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant's shareholdings acquired upon exercise of rights under the Plan are recorded in the books of the Company (or its transfer agent).

11.	Adjustments upon Changes in Stock.

(a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights may, in the sole discretion of the Board or the Committee, be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments, if any, shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive.

(b) In the event of: (1) a dissolution or liquidation of the Company; (2) a sale of all or substantially all of the assets of the Company; (3) a merger or consolidation in which the Company is not the surviving corporation; (4) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; (5) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors; or (6) the individuals who, as of the date of the adoption of this Plan, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least fifty percent (50%) of the Board; then the Incumbent Board, in its sole discretion, may take any action or arrange for the taking of any action among the following: (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) all participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to or within a reasonable period of time following the transaction described above and the participants' rights under the ongoing Offering terminated. For purposes of this Section 11, if the election, or nomination for election by the Company's stockholders, of a new director was approved by a vote of at least fifty percent (50%) of the members of the Board then comprising the Incumbent Board, such new director shall upon his or her election be considered a member of the Incumbent Board.

12.	Amendment of the Plan or Offerings.

(a) The Board at any time, and from time to time, may amend the Plan or the terms of one or more Offerings. Except as provided in Section 11 relating to adjustments upon changes in stock, however, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, if the amendment will:

(i)	Increase the number of shares reserved for rights under the Plan;

(ii)

Modify the provisions as to eligibility for participation in the Plan or an Offering (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code (or any comparable successor provisions)); or

(iii)	Modify the Plan or an Offering in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code.

(b) The Board may, in its sole discretion, submit any amendment to the Plan or an Offering for stockholder approval.

13.	Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if applicable, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death during an Offering.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice in the form prescribed by the Company. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living (or if an entity, is otherwise in existence) at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one (1) or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may determine.

14.	Termination or Suspension of the Plan.

(a) The Board in its discretion may suspend or terminate the Plan and/or any Offering at any time. The Plan shall automatically terminate if all the shares subject to the Plan pursuant to Section 3(a) are issued. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) If the Plan or an Offering is terminated, on the date of such termination all outstanding options and rights granted pursuant to the Plan, or the Offering, as applicable, will immediately expire and the Company shall distribute to each affected employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the affected employee), without interest; provided, however, that the Board may, in its sole discretion, provide that the date of termination of the Plan or an Offering shall constitute a Purchase Date under, in the case of (a) Plan termination, any or all outstanding Offerings, and (b) in the case of an Offering termination, the applicable Offering.

15.	Effective Date of Plan.

The Plan shall become effective on the day on which the Board approves the Plan (the "Effective Date").

16.	Choice of Law.

All questions concerning the construction, validity and interpretation of this Plan shall be governed by the law of the State of New York, without regard to such state's conflict of laws rules.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, this Plan is adopted by the Company on this 21st day of November, 2013.

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

By:    /s/ Xianfu Han
       Name: Xianfu Han
       Title: Chief Executive Officer